NIDA & MALONEY
                         A Limited Liability Partnership

                               800 Anacapa Street
                            Santa Barbara, CA 93101
                            Telephone: (805) 568-1151
                            Facsimile: (805) 568-1955

                                January 26, 2001

GenesisIntermedia.com, Inc.
5805 Sepulveda Blvd. 8th Floor
Van Nuys, CA 91411

         Re:      GenesisIntermedia.com, Inc.
                  Registration Statement on Post-Effective Amendment to Form S-8

Ladies and Gentlemen:

     We have  acted as  counsel  for  GenesisIntermedia.com,  Inc.,  a  Delaware corporation (the "Company"), in connection with the preparation of a post-effective amendment to a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Commission") on or about January 26, 2001, in connection with the registration of an additional 800,000 shares of the Company's Common Stock, par value $.001 per share (collectively, the "Shares"), issued or issuable under the Company's Second Amended and Restated 1998 Stock Incentive Program (the "Plan").

     In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plan and the Form S-8 prospectus to be delivered to participants in the Plan, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

     Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized, and, to the extent and when issued and sold in accordance with the Plan and the prospectus delivered or to be delivered to participants in the Plan, the Shares are or will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

GenesisIntermedia.com, Inc.
January 26, 2001
Page 2


     This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein only as to the internal (and not the conflict of law) laws of the States of California and the Delaware General Corporation Law, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                   Very truly yours,



                                  /S/ NIDA & MALONEY, LLP